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                                                                   EXHIBIT 31.2


                                 CERTIFICATIONS

I, Gary L. Whitlock, certify that:

                  1. I have reviewed this annual report on Form 10-K/A of CenterPoint Energy Houston Electric, LLC; and

                  2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    August 29, 2005

                                         /s/ Gary L. Whitlock
                                         --------------------------------------
                                         Gary L. Whitlock
                                         Executive Vice President and
                                         Chief Financial Officer